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                                                                    EXHIBIT 10.6

                ASSIGNMENT OF CONTRACT DOCUMENTS AND INTANGIBLES

         THIS ASSIGNMENT made and entered into as of this ______ day of October, 2003, between NAVARRE CORPORATION, a Minnesota corporation ("Assignor"), whose address is 7400 49th Avenue North, New Hope, MN 55428, to THE BUSINESS BANK ("Assignee"), whose address is 11100 Wayzata Boulevard, Suite 150, Minnetonka, MN 55305.

                         PRELIMINARY STATEMENT OF FACTS:

         A. Pursuant to a certain Construction Loan Agreement between the Assignor and the Assignee dated of even date herewith ("Construction Loan Agreement") the Assignee has agreed to make a loan to the Assignor in the amount of up to Four Million Five Hundred and Fifty Thousand and 00/100 Dollars ($4,550,000.00) ("Construction Loan") to finance the construction of an office warehouse in the City of New Hope, County of Hennepin, State of Minnesota ("the Project").

         B. The Construction Loan is evidenced by a Promissory Note dated of even date herewith executed and delivered by Assignor to Assignee in the principal sum of Four Million Five Hundred and Fifty Thousand and 00/100 Dollars ($4,550,000.00) ("Note").

         C. The Note is secured by, among other things, a Mortgage and Security Agreement and Fixture Financing Statement and Assignment of Rents and Leases creating a mortgage lien against and a security interest in the Project and other property dated of even date herewith, executed and delivered by the Assignor, as mortgagor, to the Assignee, as mortgagee ("Mortgage").

         D. Assignee requires as a condition to making the Loan, that the Assignor execute and deliver this Assignment to the Assignee.

         NOW, THEREFORE, in consideration of the foregoing and in order to induce the Assignee to make the Loan, the Assignor agrees as follows:

1. ASSIGNMENT. Assignor hereby transfers and assigns to Assignee and grants to Assignee a security interest in all of its right, title and interest in and to the following and all proceeds and products arising therefrom ("Collateral"):

         a. Plans and Specifications. Any and all Plans and Specifications now or hereafter prepared and used in the Project by Witcher Construction Co., the Contractor or by others, and all surveys, site plans, drawings and papers related thereto, as well as any and all design documents prepared and delivered in connection with the Project ("Plans and Specifications").

         b. Construction Contracts. Each contract or agreement for the construction and equipping of the Project, together with all right, title and interest of Assignor in and to any existing or future changes, extensions, revisions, modifications, guarantees or performance, or warranties of any kind thereunder including,

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                  without limitation, a certain Standard Form of Agreement
                  between Navarre Corporation, as Owner, and Witcher Construction Co., as Contractor, dated September 15, 2003 ("Construction Contract").

         c. Architects Contract. Each contract or agreement for the design of the Project, together with all rights, title and interest of Assignor in and to any existing or future changes, extensions, revisions, modifications, guarantees or performance, or warranties of any kind thereunder including, without limitation, a certain Standard Form of Agreement Between Owner and Architect entered into between Navarre Corporation, as Owner, and KKE Architects, Inc., as Architect dated December 17, 2002 ("Architects Contract").

         d. Construction Manager's Contract. The Project Management Service Agreement between Assignor as Client and Glasgow Advisory Services Incorporated as Consultant dated July 7, 1998 ("Construction Manager's Contract").

         e. Intangibles. All contracts, licenses, permits, construction management agreements, records, files, governmental approvals and intangibles used, useful or necessary to the construction of the Premises together with all soil reports, building permits, variances, licenses, utility permits and other permits and agreements relating to the construction or equipping of the improvements on the Premises, or the operation or maintenance of the Premises, including, without limitation, all warranties and contract rights ("Intangibles").

         f. Service Agreements. All rights and intents of Assignor in and under any and all service agreements and other agreements relating to the operation, maintenance and repair of the Project and the buildings and improvements thereon ("Service Agreements").

         g. Building Supplies. All building supplies and materials ordered or purchased for use in connection with the construction and equipping of the Project and which is specifically identifiable in a disbursement request and was paid for with proceeds of a disbursement of construction loan funds made by Title as defined in the Construction Loan Agreement ("Building Supplies").

         h. Insurance. All awards, payments, proceeds now or hereafter obtainable by Assignor under any policy of insurance insuring the Premises including but not limited to the proceeds of casualty insurance, title insurance, loss of rents insurance or other insurance maintained with respect to the Premises ("Insurance Awards").

2. REPRESENTATIONS AND WARRANTIES. Assignor represents and warrants to the Assignee and agrees as follows:

         a. Assignor will not without the prior written consent of Assignee modify, amend, supplement, terminate, surrender or change in any manner whatsoever the Collateral except for change orders permitted by the Construction Loan Agreement.

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         b.       The Collateral is free and clear of all liens, security
                  interests, assignments and encumbrances other than the assignment and security interest created by this instrument or other instrument granting a security interest or lien to the Assignor in connection with the Loan.

         c. Assignor has the full right, power and authority to assign the Collateral free and clear of any and all liens, security interests and assignments.

         d. Assignor will keep the Collateral free from any lien, encumbrance, assignment or security interest whatsoever, other than this assignment and security interest.

         e. Assignor will from time to time and at the request of Assignee execute such documents and pay the cost of filing and recording the same and do such other acts and things as Assignee may request to establish and maintain a perfected security interest in the Collateral which is valid and superior to all liens, claims or security interests whatsoever.

         f. There have been no defaults on the part of the Assignor under any of the Collateral nor any default by any of the other parties to the Collateral.

         g. Any contracts constituting the Collateral are in full force and effect and the valid and legally binding obligations of the parties thereto, enforceable in accordance with their terms.

3.       Covenants of Assignor. Assignor covenants and agrees that:

         a. It shall perform each and every one of its duties and obligations under the Collateral and observe and comply with each and every term, covenant, condition, agreement, requirement, restriction and provision of the Collateral.

         b. It shall give prompt notice to Assignee of any claim of or notice of default under any Collateral known or given to it together with a copy of any such notice or claim if in writing.

         c. At the sole cost and expense of the Assignor it will enforce the full and complete performance of each and every duty and obligation to be performed by the other parties to the Collateral.

         d. It will appear in and defend any action arising out of or in any manner connected with the Collateral and the duties and obligations of the Assignor thereunder.

         e. It will not without the prior written consent of Assignee modify, amend, supplement, terminate, surrender or change in any manner whatsoever the Collateral.

4. PURPOSE OF ASSIGNMENT. This Assignment is made for the purpose of securing the performance and observance by the Assignor of all of the terms and conditions of the Note, Construction Loan Agreement, Mortgage and any other security interests given in

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         connection with the Loan and in order to induce the Assignee to make the Loan to the Assignor.

5. ASSIGNEE'S RIGHTS TO ACT ON BEHALF OF THE ASSIGNOR. The Assignor hereby appoints the Assignee and its agents and assigns effective upon an Event of Default, its agent and attorney-in-fact and authorizes the Assignee to act on its behalf either in the name of the Assignor or the Assignee on connection with the exercise of any of the rights of the Assignor under the Collateral. Assignor agrees to reimburse the Assignee on demand for any payment expense incurred by the Assignee, or its agents or attorneys, pursuant to the aforesaid authorization and the Assignee may charge its payments or expenses to the indebtedness evidenced by the Note. The Assignor hereby irrevocably instructs, directs, authorizes and empowers all parties to the Collateral to recognize the claims of the Assignee, or its successors or assigns hereunder, and to act upon any instructions or directions of the Assignee without investigating the reason for any action taken by the Assignee. The foregoing irrevocable authorization is coupled with an interest that shall not be revoked for any reason, including the dissolution, liquidation, death, incompetency or insolvency of the debtor. The sole signature of the Assignee shall be sufficient for the exercise of any rights under this Assignment and any party to the Collateral acting upon the directions of the Assignee shall be further discharged and released from any claim made by the Assignor that such actions are contrary to the terms and conditions of the Collateral.

6. NO ASSUMPTION BY ASSIGNEE. It is understood and agreed that the Assignee does not assume any of the obligations or duties of the Assignor concerning the Collateral.

7. SCOPE OF ASSIGNMENT. The rights assigned by this Assignment include but are not limited to all of the Assignor's interest in the Collateral including all right, power, privilege and option to modify or amend the Collateral, terminate any Collateral, or waive or release the performance or satisfaction of any duty or obligation under the Collateral; provided, prior to any Event of Default the Assignor shall have the sole right to use the Collateral for the purposes stated therein.

8. EVENTS OF DEFAULT. The occurrence of any the following events shall constitute an Event of Default under this Assignment:

         a. Any failure by the Assignor to fully and complete perform any of the duties or obligations of the Assignor under this Assignment or any failure by the Assignor to fully and completely observe, satisfy and comply with all terms, covenants and conditions of this Assignment.

         b. Any representation or warranty of Assignor contained in this Assignment shall be untrue or misleading in any material respect.

         c. An Event of Default as defined therein occur under the Construction Loan Agreement or the Mortgage or any other security instrument given to secure the Note.

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         d.       Any Default (as defined therein) shall occur under the Note including default in any payments required to be made under the Note beyond any grace period provided for in the Note.

9. REMEDIES. Upon the occurrence of an Event of Default Assignee a) may, to the fullest extent permitted under applicable law, without demand or presentment or other demand, advertisement, or notice of any kind (except such notice as may be required under the Code) and all of which are, to the extent permitted by law, hereby expressly waived, forthwith realize upon the Collateral and shall hold the Collateral free and clear of the interest of the Assignor therein and shall be entitled to own, hold, dispose of and otherwise deal with the Collateral in its own right and name as its own property, b) in the name of Assignor or otherwise, exercise any right of the Assignor to demand, collect, receive and receipt for, compromise, compound, settle and give acquittance for and prosecute and discontinue any suits or proceedings in respect of any or all of the Collateral; c) to the fullest extent permitted under applicable law, take any action which Assignee may deem necessary or desirable in order to realize on the Collateral, including, without limitation, the power to perform or direct the performance by any other party to any contracts which are a part of the Collateral; d) to indorse in the name of Assignor any checks, drafts, notes, or other documents which are Collateral or are received in payment or on account of the Collateral; e) exercise any of the remedies available to a secured party under the Code; or f) proceed to protect and enforce this Agreement by suits or proceedings or otherwise or for the enforcement of any other legal remedy or equity available to Assignee. The Assignor expressly recognizes that the Collateral is of a nature not subject to a public or private sale and that the Collateral has no market value of its own and is expressly subject to restrictions on transfer or sale of an interest therein and that therefore no private or public sale is feasible. In the event that any notice is required to be given under the Code such requirements for reasonable notice shall be satisfied by giving at least ten (10) days' notice prior to the event or thing given rise to the requirement of notice. The foregoing remedies are cumulative of and in addition to and are not restrictive of or in lieu of, the rights or remedies provided for or allowed in the Construction Loan Agreement, the Mortgage or any other instrument given for the security of the Loan, or as provided for or allowed by law or in equity.

10. SELF HELP BY ASSIGNEE. Should the Assignor fail to perform any of its duties and obligations under the Collateral within any applicable grace or cure period, the Assignee may, without obligation to do so and without releasing the Assignor from its obligation to perform such duties and obligations and to the extent that the Assignee shall incur any costs or pay any monies in connection therewith, including without limitation any costs or reasonable expenses of counsel for the Assignee, such costs, expenses or payments shall be added to the indebtedness evidenced by the Note and shall bear interest from the date advanced or incurred at the interest rate as stated in the Note.

11. INDEMNITY. The Assignee shall have no obligation to perform or satisfy any duty or obligation of Assignor under the Collateral. Assignor shall and does hereby indemnify, defend and hold the Assignee harmless from and against and in respect of any and all actions, causes of action, suits, claims, demands, judgments, proceedings and investigations (or any appeal thereof or relative thereto or other review thereof) of any

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         kind or nature whatsoever, arising out of, by reason of, as a result of or in connection with the Collateral, except to the extent caused by the gross negligence or willful act of Assignee, and any and all liabilities, damages, losses, costs, expenses (including fees of counsel and expenses and disbursements of counsel), amounts of judgment, assessments, fines or penalties, and amounts paid in compromise or settlement, suffered, incurred or sustained by Assignee as a result of, or reason of or in connection with any of the matters above, except to the extent caused by the gross negligence or willful act of Assignee.

12. UNIFORM COMMERCIAL CODE. To the extent that this Assignment may be governed by the provisions of the Uniform Commercial Code now or hereafter in effect, this agreement shall be deemed to be a security agreement within the meaning of the Code, shall be governed by the provisions thereof and shall constitute a grant to the Assignee of a security interest in the Collateral.

13. GOVERNING LAW. This instrument is made pursuant to and shall be construed and governed by the laws of the State of Minnesota without regard to the principles of conflicts of law.

14. SUCCESSORS AND ASSIGNS. This Assignment shall be binding upon the Assignor, its successors and assigns and shall inure to the Assignee, its successors and assigns.

15. INCONSISTENT TERMS. To the extent of any inconsistency between the terms hereof and the terms of the Mortgage and Security Agreement and Fixture Financing Statement entered into in connection herewith, the terms of the Mortgage and Security Agreement and Fixture Financing Statement shall control, including, without limitation, Section 8.13 thereto.

         IN WITNESS WHEREOF, the Assignor has executed this document as of the date first above written.

                                               NAVARRE CORPORATION, a Minnesota
                                               corporation

                                               By ______________________________

                                               Its _____________________________

STATE OF MINNESOTA         )
                           ) ss.
COUNTY OF _______________  )

The foregoing instrument was acknowledged before me this _____ day of ___________________________, 2003, by ____________________________________, the
_____________________________ of Navarre Corporation, a Minnesota corporation, on behalf of the corporation.

                                    ____________________________________________
                                    NOTARY PUBLIC

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                   GENERAL CONTRACTOR'S CONSENT TO ASSIGNMENT

         Witcher Construction Co., the contractor under the Construction Contract, hereby consents to the above-referenced assignment and agrees that if any event of default, as defined in said Construction Loan Agreement, shall occur, then, upon written notice from The Business Bank, its successors and assigns (Assignee) to such effect, it shall, at Assignee's request, continue performance on Assignee's behalf under the above-referenced Construction Contract in accordance with the terms thereof, provided we shall be reimbursed for all past and future amounts due in accordance with the terms of the Construction Contract for all work, labor and materials rendered pursuant to the Construction Contract. We agree that Assignee may utilize the Construction Contract for the above-stated purpose. If Assignee exercised its assignment rights and complies with the conditions of this Consent, we will continue to perform any and all obligations that we had previously agreed to perform on the Owner's behalf with reference to the completion of the improvements and we will not perform any work pursuant to any change order which will result in a change of the Construction Contract price in excess of one (l%) percent of such price (computed prior to giving effect to such change order) unless we shall have received Assignee's specific approval of such change order. If Assignee does not object within five (5) business days to our notice of a change order then Assignee will be deemed to have given its specific approval to that change order. We further agree that the above assignment shall not impose any obligation or any requirement on the part of Assignee to perform the Owner's obligation under the Construction Contract or make any Construction Contract payments thereunder, unless and until Assignee shall request us to continue performance on its behalf under the Construction Contract in accordance with this letter.

Dated:___________________

                                                 WITCHER CONSTRUCTION CO.

                                                 By ____________________________

                                                 Its ___________________________

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                        ARCHITECT'S CONSENT TO ASSIGNMENT

         KKE ARCHITECTS, INC., the Architect under the Architects Contract identified in the foregoing Assignment of Contract Documents and Intangibles (Architect) hereby consents to the above-referenced assignment and agrees that if any event of default shall occur under said Construction Loan Agreement, then without any additional fee or consideration being payable to Architect, The Business Bank, its successors and assigns (Assignee) may utilize the Plans and Specifications for the completion of the improvements. We further agree that should an event of default occur, we will continue to perform, on Assignee's behalf, any and all obligations we had previously agreed to perform as Architect on the Owner's behalf with reference to the completion of the improvements and any and all liens, claims, rights, remedies and recourses that we may have or may otherwise be entitled to assert against all or any portion of the land and improvements, as referenced above, shall be and they are hereby made expressly subordinate, junior and inferior to the liens, claims, rights, remedies, and recourses, as created by the security documents given in connection with the Construction Loan Agreement. We further agree that Assignee may utilize the Architects Contract for the above-stated purposes and we will continue to perform any and all obligations that we had previously agreed to perform for the Owner under the Architects Contract provided that we continue to be reimbursed in accordance with the terms of said Architects Contract for all such services rendered. We further agree that this assignment shall not impose any obligation or any requirements upon the Assignee to perform Owner's obligations under the Architects Contract or make any contract payments thereunder, unless and until Assignee shall request us to continue performance on its behalf under the Architects Contract.

Dated:  _______________, 2003                    KKE ARCHITECTS, INC.

                                                 By ____________________________

                                                 Its ___________________________

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                     PROJECT MANAGER'S CONSENT TO ASSIGNMENT

         GLASGOW ADVISORY SERVICES INCORPORATED, the consultant under the above-defined Agreement, hereby consents to the above-referenced assignment and agrees that if any event of default, as defined in said Construction Loan Agreement, shall occur, then, upon written notice from The Business Bank, its successors and assigns (Assignee) to such effect, then we shall, at their request, continue performance on their behalf under the above-referenced Agreement in accordance with the terms thereof provided we shall be reimbursed in accordance with the terms of the Agreement for all work, labor and materials rendered pursuant to the Agreement. We agree that Assignee may utilize the Agreement for the above-stated purpose. We will continue to perform any and all obligations that we had previously agreed to perform on the owner's behalf with reference to the completion of the improvements. We further agree that the above assignment shall not impose any obligation or any requirement on the part of Assignee to perform the owner's obligation under the Agreement or make any Agreement payments thereunder, unless and until Assignee shall request us to continue performance on its behalf under the Agreement in accordance with this letter.

Dated:___________________

                                                 GLASGOW ADVISORY SERVICES
                                                 INCORPORATED

                                                 By ____________________________

                                                 Its ___________________________

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